FORM OF MULTIPLE CLASS PLAN

on behalf of

the Franklin Target Maturity Fund series listed on Exhibit A

This Multiple Class Plan (the “Plan”) has been adopted by a majority of the Board of Trustees (the “Board”) of FRANKLIN FUND ALLOCATOR SERIES (the “Investment Company”), including a majority of the Board members who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Investment Company, for each of the series named on Exhibit A (each a “Fund”).  The Board has determined that the Plan, including the expense allocation methods among the classes, is in the best interests of each class of each Fund, each Fund and the Investment Company as a whole.  The Plan sets forth the provisions relating to the establishment of multiple classes of shares of each Fund.

1.                  Each Fund publicly offers, or will publicly offer, two classes of shares, known as Class R6 Shares and Advisor Class Shares.

2.                  Class R6 Shares and Advisor Class Shares are not subject to any front-end or contingent deferred sales charges.

The Board has not adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act on behalf of Class R6 Shares or Advisor Class Shares and, therefore, Class R6 Shares and Advisor Class Shares shall not be subject to deductions relating to Rule 12b-1 fees.

3.                  With respect to transfer agency fees and expenses, the Investment Company, on behalf of each Fund, has entered into an Amended and Restated Transfer Agent and Shareholder Services Agreement (the “Agreement”) with respect to the Fund’s classes of shares for the provision of various transfer agency and shareholder services.  Under the Agreement, fees and expenses (including out of pocket expenses) for such services are incurred separately for: (i) Advisor Class Shares (which incurs beneficial owner servicing fees and networked account servicing fees); and (ii) Class R6 Shares (which does not incur beneficial ownership services and network account servicing fees).

4.                  All fees and expenses incurred by each Fund, other than transfer agency fees and expenses (including out of pocket expenses), as described above, are Fundwide Expenses (as that term is defined in Rule 18f-3 under the 1940 Act).  The transfer agency fees and expenses (including out of pocket expenses, beneficial owner servicing fees and networked account servicing fees) incurred by Advisor Class Shares and Class R6 Shares are borne solely by the holders of the Advisor Class Shares and Class R6 Shares, respectively.

5.                  The only difference in expenses between Advisor Class and Class R6 Shares shall relate to differences in transfer agent and shareholder services expenses, as described above.

6.                  There shall be no conversion features associated with the Class R6 and Advisor Class Shares.

7.                  Shares of Class R6 and Advisor Class may be exchanged for shares of another investment company within the Franklin Templeton Group of Funds according to the terms and conditions stated in each Fund’s prospectus and statement of additional information, as may be amended from time to time, to the extent permitted by the 1940 Act, and the rules and regulations adopted thereunder.

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Form of Multiple Class Plan – Franklin Target Maturity Funds

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8.                  All material amendments to this Plan must be approved by a majority of the Board members, including a majority of the independent Board members.

9.                  I, Karen L. Skidmore, Vice President and Secretary of the Investment Company, do hereby certify that this Multiple Class Plan was adopted on behalf of each Fund by a majority of the Board members of the Investment Company, including a majority of the Board members who are not “interested persons” of the Investment Company, on February __, 2015.

_______________________

Karen L. Skidmore

Vice President & Secretary

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Form of Multiple Class Plan – Franklin Target Maturity Funds

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Exhibit A

Franklin Target Maturity 2017 Fund
Franklin Target Maturity 2018 Fund
Franklin Target Maturity 2019 Fund
Franklin Target Maturity 2020 Fund
Franklin Target Maturity 2021 Fund
Franklin Target Maturity 2022 Fund
Franklin Target Maturity 2023 Fund

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Form of Multiple Class Plan – Franklin Target Maturity Funds

# 1361444  v. 3